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Extreme Networks Completes Acquisition of Enterasys Networks; Combined Company to Set Clear New Standard for Networks and Customer Experience

SAN JOSE, CA. - Nov. 1, 2013 - Extreme Networks, Inc. (NASDAQ: EXTR) today announced that it has completed the acquisition of Enterasys Networks. The combined company immediately becomes a networking industry leader with more than 12,000 customers. Extreme Networks will set the standard for the networking industry with a strategic focus on three principles:

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Highly scaled and differentiated products and solutions: Extreme Networks will significantly increase R&D to accelerate the vision for high-performance, modular, open networking. The combined portfolio spans data center networking, switching and routing, Software-Defined Networking (SDN), wired and wireless LAN access, network management and security. The broader solutions portfolio can be leveraged to better serve existing and new customers. Extreme Networks will continue to enhance and support the product roadmaps of both companies going forward to protect the investments of customers and avoid any disruption to their businesses.

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Best-in-class customer service and support: Extreme Networks will augment the current outsourced support model by adopting Enterasys’ in-sourced expertise, continuing the award-winning heritage and strong commitment to exceptional customer experience. The Company’s expanded global network of channel partners and distributors will benefit from more services and support capabilities.

•	Strong Channels and Strategic Partners
Extreme Networks focus will be to expand existing partnerships with Lenovo and Ericsson as well as continue to add new strategic partnerships in the future. Additionally, Extreme will increase its focus on partnering with distributors and channel partners globally. The goal will be to develop and enhance relationships that grow revenue and profits for the company and our alliance and channel partners. At the same time, we are investing in infrastructure to make it as easy as possible to do business with Extreme Networks.

Extreme Networks expects to double its revenue, to over $600M annually, and is now the fourth largest Ethernet networking vendor. 1

“We are committed to preserve and enhance our customer’s investments and existing portfolio lifecycles. Our vision is to provide superior products and services to our customers and lead the industry with networking solutions that allow IT organizations to accelerate business growth and efficiency, “said Chuck Berger, CEO for Extreme Networks. “Our current and future products and services will solve the networking challenges that are most critical to our customers’ success.”

“I am thrilled that we are combining with Extreme Networks. We now have the scale to execute on many fronts, and broaden our market reach. Our networking innovation will deliver the highest level of customer value. With our global footprint, broadened portfolio, highly skilled talent and customer-centric culture, we are well positioned to set the standard for the best customer experience,” said Chris Crowell, former CEO of Enterasys and now COO for Extreme Networks.

“Mobile, Social, Cloud, Big Data and the application economy are changing the landscape of business,” said Vala Afshar, CMO for Extreme Networks. “We are well positioned with our people and portfolio to guide organizations through this digital transformation. “

For more information and media files, please visit https://www.extremenetworks.com/about-extreme/press-kit.aspx

Extreme Networks Q4 Results Conference Call and Webcast
The Company will host its FY14 Q1earnings before market open on Monday, November 4th at 8:00 am EST.

When:	November 4, 2013 at 8:00 a.m. EST (5:00 a.m. Pacific Time).
Where:	http://investor.extremenetworks.com/
How:	Live over the Internet -- Simply log on to the web at the address above. A replay of the webcast will also be available at the address above for 7 days.
Dial in:	Toll Free: (877) 303-9826 or international: (224) 357-2194 Encore Recording: (855) 859-2056 /or international (404) 537-3406 Conference ID: 87798685

Industry Perspective

Rohit Mehra, Vice President of Network Infrastructure, IDC
"The combination of Extreme and Enterasys creates a network solution provider of significant size, both in the enterprise campus and datacenter market segments. With a portfolio of technology solutions that span across BYOD and mobility, cloud and datacenter, as well as security and network management, Extreme is expected to leverage portfolio and go-to-market strengths to garner the mind share it deserves. Of course, IDC will continue to monitor progress as Extreme takes the next steps in rationalizing its portfolio, building on its partnerships, and focusing on customer needs while accelerating R&D to bring innovative solutions to market."

Bob Laliberte, Senior Analyst, Enterprise Strategy Group
“The merger of Extreme and Enterasys should be viewed as a positive development for both customers and partners. The new company has stated its intention to strengthen its combined customer base with its passionate commitment to support and services. As a result, both companies' product lines will be fully supported for years to come. By combining resources and focusing on complementary technologies areas, the combined entity should be able to accelerate the time to market for innovative network solutions. Seamless product transitions and superior customer support will be critical elements to their success.”

1 [Citation-Results of CY13Q2 Dell-Oro Group L2/3 Ethernet market share report}.

About Extreme Networks
Extreme Networks, Inc. (NASDAQ: EXTR) sets the new standard for superior customer experience by delivering network-powered innovation and best-in-class service and support. The company delivers high-performance switching and routing products for data center and core-to-edge networks, wired/wireless LAN access, and unified network management and control. Our award-winning solutions include software-defined networking (SDN), cloud and high-density Wi-Fi, BYOD and enterprise mobility, identity access management and security. Extreme Networks is headquartered in San Jose, CA and has more than 12,000 customers in over 80 countries. For more information, visit the company's website at http://www.extremenetworks.com.

Forward Looking Statements: Extreme Networks
Actual results, including with respect to Extreme Networks financial targets and business prospects, could differ materially due to a number of factors, including but not limited to: the ability to achieve expected engineering goals and financial synergies within the business combination; the combined companies’ ability to continue to obtain sufficient orders to achieve targeted revenues for products and services; the ability to meet and effectively manage the Company’s debt obligations; the response to the acquisition by the customers, employees, and strategic and business partners of both companies; the overall growth rates for the network switching market; unanticipated restructuring expenses; any restrictions or limitations imposed by regulatory authorities; the ability to retain key Extreme Networks and Enterasys personnel; and Extreme Networks’ ability to realize its broader strategic and operating objectives.

More information about potential factors that could affect Extreme Networks’ business and financial results as well as the success of this business combination is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC. Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.